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                                                        EXHIBIT NUMBER (10)(xvi)
                                                        TO 1996 FORM 10-K

RESOLUTION                                                              10/15/96
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THE NORTHERN TRUST COMPANY



EMPLOYEE BENEFIT PROVISIONS FOR CERTAIN FORMER EMPLOYEES OF FIRST CHICAGO NBD
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CORPORATION
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     WHEREAS the Company and First Chicago NBD Corporation ("FCNBD") entered into an Agreement dated October 3, 1996 (the "Agreement") pursuant to which FCNBD named the Company as the preferred provider for certain of FCNBD's master trust and institutional custody customers which FCNBD will no longer service; and

     WHEREAS, in connection with the Agreement, the Company wishes to hire certain employees of FCNBD and of banks affiliated with FCNBD ("FCNBD Banks") to assist with servicing former FCNBD customers who become customers of the Company (each such employee who is hired by the Company pursuant to Section 4.01 of the Agreement being referred to herein as an "FCNBD Employee"); and

     WHEREAS, it is now deemed desirable to provide for the manner in which the FCNBD Employees will be treated for purposes of certain welfare and retirement plans maintained by The Northern Trust Company;

     NOW, THEREFORE, BE IT RESOLVED, that The Northern Trust Company Pension Plan (the "Pension Plan"), The Northern Trust Thrift-Incentive Plan ("TIP") and the Northern Trust Employee Stock Ownership Plan ("ESOP") are hereby amended, effective September 30, 1996, to provide that an FCNBD Employee's service with FCNBD or an FCNBD Bank (or any predecessor of FCNBD or an FCNBD Bank) shall be considered service with the Company for purposes of determining Eligibility and Vesting Service under those retirement plans (but not for purposes of determining Credited Service under the Pension Plan, which shall be calculated based on the FCNBD Employee's date of hire with the Company).

     FURTHER RESOLVED, that for purposes of determining eligibility to participate and receive benefits under Northern's short- and long-term disability plans, an FCNBD Employee shall receive credit for his or her prior employment with FCNBD or an FCNBD Bank (and any predecessor of FCNBD or an FCNBD
Bank) as if such FCNBD Employee had then been employed by the Company.

     FURTHER RESOLVED, that the foregoing resolutions shall apply only with respect to former employees of FCNBD and FCNBD Banks (or any predecessors of FCNBD or an FCNBD Bank) who are hired by the Company pursuant to Section 4.01 of the Agreement, and do not entitle such employees to receive benefits for periods prior to employment with Northern under any welfare or retirement plan maintained by The Northern Trust Company, except as expressly provided herein.

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Resolution                             -2-                              10/15/96
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The Northern Trust Company



     FURTHER RESOLVED, that any Executive Vice President or any Senior Vice President of The Northern Trust Company, or his or her delegate, is authorized to prepare and execute amendments to the affected plans and take any actions which are necessary or advisable to implement these resolutions, including any action which may be required to ensure that the tax-qualified status of The Northern Trust Company retirement plans is maintained.






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